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                                                                     EXHIBIT 5.0


                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018
                           410-539-2530                              WASHINGTON
                     FAX: 410-539-0489                                NEW YORK
                                                                    PHILADELPHIA
                                                                       EASTON

                                 April 15, 1998


RWD Technologies, Inc.
10480 Little Patuxent Parkway, Suite 1200
Columbia, Maryland 21044

     Re:  Registration Statement on Form S-8
          ----------------------------------

Dear Sirs:

    We have acted as counsel for RWD Technologies, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 175,000 shares of the Common Stock of the Company (the "Shares") to be issued pursuant to the RWD Technologies, Inc. 1997 Employee Stock Purchase Plan (the "Plan").

    In this capacity, we have examined the Registration Statement, the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the adoption of the Plan and reservation of the Shares to be issued thereunder, certificates of the Secretary of the Company of even date herewith (as to certain factual matters), and such other statutes, certificates, instruments and documents relating to the Company, the Plan and the Shares and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all
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RWD Technologies, Inc.
April 13, 1997
Page 2


signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certificates of the Secretary referenced above and have not independently verified the matters stated therein. We assume (a) that the Company will have at the time of purchase under the Plan at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares then being purchased, and (b) that, to the extent that the shares issued under the Plan exceed 175,000, the Company shall have issued the requisite number of shares to permit the additional shares to be available under the terms of the Plan.

    Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and properly authorized for issuance by the Board of Directors and, when duly issued, sold and delivered as contemplated in the Registration Statement and in accordance with the Plan and the consideration contemplated therein has been received, the Shares will be validly issued, fully paid and non-assessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.